Long-Term Care Agreement Supplemental Application Individual Life Insurance

Minnesota Life Insurance Company - a Securian Financial company

[ Life New Business] • [400 Robert Street North  •  St. Paul, Minnesota 55101-2098]

[This agreement is intended to provide tax qualified long-term care insurance benefits under Section 7702B of the Internal Revenue Code, as amended. However, benefits paid under this agreement may be taxable. You should consult your tax advisor.

Cash indemnity benefits will be payable to the owner if different than the insured.]

A. Proposed Insured Information
Proposed insured name		Date of birth

B. Long-Term Care Agreement Specifications
Long-term care amount (this amount must equal the policy face amount)	Long-term care benefit period
$	[☐ 2 years ☐ 4 years ☐ 6 years ]

C. Proposed Insured Underwriting Information

1. Within the past twelve months, have you required or been advised by a member of the medical profession to use:

A. Assistance or supervision with:

Bathing	☐ Yes	☐ No	Toileting	☐ Yes	☐ No
Eating	☐ Yes	☐ No	Continence	☐ Yes	☐ No
Dressing	☐ Yes	☐ No	Transferring from bed to chair	☐ Yes	☐ No

B. Assistance or supervision with:

Mobility	☐ Yes	☐ No	Laundry	☐ Yes	☐ No
Meal preparation	☐ Yes	☐ No	Finances	☐ Yes	☐ No
Homemaking	☐ Yes	☐ No	Bill paying	☐ Yes	☐ No
Shopping	☐ Yes	☐ No

C. Any medical device:
Wheelchair	☐ Yes	☐ No	Hospital bed	☐ Yes	☐ No
Walker	☐ Yes	☐ No	Oxygen or respiratory machine	☐ Yes	☐ No
Cane	☐ Yes	☐ No	Dialysis machine	☐ Yes	☐ No
Motorized scooter	☐ Yes	☐ No

D. Any other medical device:

Brace	☐ Yes	☐ No	Pacemaker	☐ Yes	☐ No
Colostomy bag	☐ Yes	☐ No	Catheter	☐ Yes	☐ No

E. Any long-term care treatment:

Nursing home	☐ Yes	☐ No	Adult day care services	☐ Yes	☐ No
Assisted care living facility	☐ Yes	☐ No	Physical therapy	☐ Yes	☐ No
Home health care services	☐ Yes	☐ No	Rehabilitative therapy	☐ Yes	☐ No

2. Do you now or have you ever used any of the following:

A. Occupational therapy	☐ Yes	☐ No
B. Speech therapy	☐ Yes	☐ No
C. Respiratory therapy	☐ Yes	☐ No
D. Chiropractor	☐ Yes	☐ No

3. Is someone acting for you in a legal capacity through a Power of Attorney or do you require assistance with your finances from someone other than your spouse?				☐ Yes	☐ No

[Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.]

[     ]

ICC24-20299	[1 of 5]

C. Proposed Insured Underwriting Information (continued)

4. Have you ever been declined for long-term care coverage or for a life insurance policy that pays benefits for long-term care due to chronic illness or cognitive impairment?	☐ Yes	☐ No

If yes, provide details:

5. Have you ever been treated, diagnosed, tested positive for, or given medical advice by a member of the medical profession for any of the following:

A. Alzheimer’s disease	☐ Yes	☐ No	Dementia	☐ Yes	☐ No

Memory loss	☐ Yes	☐ No	Forgetfulness	☐ Yes	☐ No

B. Multiple sclerosis	☐ Yes	☐ No	Parkinson’s disease	☐ Yes	☐ No

Muscular dystrophy	☐ Yes	☐ No	ALS (Lou Gehrig’s disease)	☐ Yes	☐ No

Huntington’s chorea	☐ Yes	☐ No

C. Stroke	☐ Yes	☐ No	Transient ischemic attack (TIA)	☐ Yes	☐ No

Seizure	☐ Yes	☐ No	Tremor	☐ Yes	☐ No

D. Osteoporosis	☐ Yes	☐ No	Arthritis	☐ Yes	☐ No

Falls	☐ Yes	☐ No	Unexplained fracture	☐ Yes	☐ No

6. Within the past twelve months have you been treated, diagnosed, tested positive for, or given medical advice by a member of the medical profession for any of the following:

Dizziness	☐ Yes	☐ No	Fainting	☐ Yes	☐ No

Weakness	☐ Yes	☐ No	Chronic fatigue	☐ Yes	☐ No

7. Have you had any falls in the past three years?				☐ Yes	☐ No

If yes, how many falls have you had in the past year?

Please provide details and dates:

8. Have your living arrangements changed in the past two years?				☐ Yes	☐ No

Were the changes due to health reasons?				☐ Yes	☐ No

D. Additional Proposed Insured Information
1. Do you participate in hobbies, volunteer work, or other outside activities?	☐ Yes	☐ No
If yes provide details:

2. What kind of exercise do you do each week, how often and for how long?

[     ]

ICC24-20299	[2 of 5]

D. Additional Proposed Insured Information (continued)

3. Are there other persons living in your household?	☐ Yes	☐ No

If yes, indicate how many adults and how many children:

4. Do you currently drive?	☐ Yes	☐ No

If no, when and why did you stop?

If yes, give the number of miles driven per week and the number of accidents within the last five years in which you were found to be at fault:

E. Protection Against Unintended Lapse
I understand that I have the right to designate at least one person other than myself to receive notice of lapse or termination of the life policy, including this Long-Term Care Agreement. I understand that notice will not be given until 30 days after a required payment is due and unpaid.

Must select one:
☐ I elect NOT to designate a person to receive this notice.
☐ I elect to designate the following person to receive this notice.

[	(include the following information)
	Name (last, first, middle)		Relationship to owner
	Address		Apartment or unit number
	City	State	Zip code ]

F. Applicant Replacement and In Force Long-Term Care Coverage
If you answer yes to any of the below questions, please provide details regarding the coverage(s) in the table below.

Proposed Insured

1. Is the proposed insured covered by Medicaid? (This does not mean Medicare.)	☐ Yes	☐ No

2. Do you currently have long-term care insurance?	☐ Yes	☐ No

If yes, will you be replacing it with this applied for agreement?	☐ Yes	☐ No

[3. Are you currently applying for life insurance, or annuities, including those with long-term care coverage, with any other company?	☐ Yes	☐ No]

4. Did you have other long-term care insurance policies or certificates in force during the last 12 months that has terminated or lapsed? If yes, provide details in the chart below.	☐ Yes	☐ No

5.  Do you intend to replace any of your medical or health insurance coverage, including any of your long-term care coverage, life insurance with long-term care coverage, or annuities with long-term care coverage with this applied for agreement. If yes, provide details in the chart below.

	☐ Yes	☐ No

[In Force and Pending Long-Term Care Coverage

Full Company Name	Policy Number	Amount (long- term care or death benefit)	Year Issued	Product Type	Policy Status	Type	Will the policy be replaced?
				☐ Life with LTC ☐ Annuity with LTC ☐ Stand-alone LTC	☐ In Force ☐ Pending ☐ Pending w/ money submitted ☐ Lapsed	☐ Individual ☐ Group	☐ Yes*
						☐ Personal ☐ Business	☐ No

				☐ Life with LTC ☐ Annuity with LTC ☐ Stand-alone LTC	☐ In Force ☐ Pending ☐ Pending w/ money submitted	☐ Individual ☐ Group	☐ Yes*

☐ Personal ☐ Business
☐ No
					☐ Lapsed		]

*If you answered yes to ‘Will the policy be replaced’ in the chart above additional replacement forms are required (not needed if only replacing group coverage, except for group coverage in MI and WA).

[     ]

ICC24-20299	[3 of 5]

G. Financial Professional Long-Term Care Replacement Questions

[	1. Is there any replacement of in force coverage long-term care (including life or annuity with long-term care) involved with this application?	☐ Yes	☐ No]

[	2. List any health or long-term care insurance policies that pay benefits for long-term care due to chronic illness or cognitive impairment that you have sold to the owner that are still in force:		]

3.  List any health or long-term care insurance policies that pay benefits for long-term care due to chronic illness or cognitive impairment that you have sold to the owner in the past five years that are no longer in force:

[	H. Additional Information

]

[     ]

ICC24-20299	[4 of 5]

I. Disclosures and Signatures
I have received the following:
A. Outline of Coverage	☐ Yes	☐ No
B. Long-Term Care Agreement Personal Worksheet	☐ Yes	☐ No
C. Things You Should Know Before You Buy Long-Term Care Insurance	☐ Yes	☐ No
D. Long-Term Care Agreement Potential Rate Increase Disclosure	☐ Yes	☐ No
E. Shopper’s Guide to Long-Term Care Insurance	☐ Yes	☐ No

Agreement: I have read, or had read to me the statements and answers recorded on my application. They are given to obtain this insurance and are, to the best of my knowledge and belief, true and complete and correctly recorded. The statements and answers are the basis for any policy issued by Minnesota Life Insurance Company, and no information about the proposed insured will be considered to have been given to Minnesota Life Insurance Company unless it is stated in the application.

Caution: If your answers on this application are incorrect or untrue, Minnesota Life Insurance Company may deny benefits or rescind your policy, including the Long-Term Care Agreement.

Fraud Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Proposed insured signature X		Proposed insured name (please print)
Date	City	State
Owner signature if other than proposed insured (give title if signed on behalf of a business or trust) X		Owner name (please print)
Date	City	State
Co-owner signature X		Co-owner name (please print)
Date	City	State

J. Financial Professional Signature
I attest that representations I have made in and the information I have gathered for this application are to the best of my knowledge true and correct.
Licensed financial professional name (please print)		Firm/rep code
Licensed financial professional signature X		Date

[     ]

ICC24-20299	[5 of 5]